FIRST AMENDMENT TO
                             NOTE PURCHASE AGREEMENT

          THIS FIRST AMENDMENT (this "AMENDMENT"), dated as of December __, 1999, to the Note Purchase Agreement, dated as of March 27, 1998, by and among DRESDNER KLEINWORT BENSON PRIVATE EQUITY PARTNERS LP, a Delaware limited partnership ("the PURCHASER"), and GARDENBURGER, INC., an Oregon corporation (the "COMPANY").

          WHEREAS, the parties hereto have entered into the Note Purchase Agreement, dated as of March 27, 1998 (the "AGREEMENT"); unless otherwise defined herein, all capitalized terms used herein (including the recitals hereto) shall have the meanings assigned to such terms in the Agreement, as amended hereby;

          WHEREAS, the Company has entered into a Loan and Security Agreement dated as of December 23, 1999 (the "NEW SENIOR CREDIT AGREEMENT") with Banc of America Commercial Finance Corporation through its Commercial Funding Division ("BOFA") pursuant to which, among other things, the Company will refinance its obligations under the existing Senior Credit Agreement (as defined in the Agreement prior to giving effect to this Amendment) and will receive a credit facility with an aggregate maximum borrowing availability of $25,000,000;

          WHEREAS, the Company has requested the Purchaser to amend the Agreement and the Convertible Notes on the terms and conditions set forth in this Amendment;

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants contained herein, the parties hereto agree as follows.

          1. CONSENTS. Subject to the terms and conditions set forth herein, the Purchaser hereby consents, pursuant to paragraph 2N of the Agreement, to the Company entering into the New Senior Credit Agreement. Nothing contained herein shall be deemed to constitute a waiver of any other Event of Default that may heretofore or hereafter occur or have occurred and be continuing or to modify any provision of the Agreement except as expressly set forth herein. No consent or waiver and, except as otherwise specifically provided herein, no other change of the terms or provisions of the Agreement is intended or implied. This Amendment shall not constitute a waiver by the Purchaser of any existing defaults under the Agreement, whether or not the Purchaser has knowledge of the same, and shall not constitute a waiver of any future defaults.

          2. AMENDMENTS.

          (a) Subparagraph 2C(ix) of the Agreement is hereby amended by replacing the reference to "$20,000,000" therein with "$27,500,000".

          (b) The definition of "Senior Credit Agreement" in the Agreement is hereby amended and restated in its entirety to read as follows:

               "SENIOR CREDIT AGREEMENT" means the Loan and Security Agreement dated as of December 23, 1999 among the Company and Banc of America Commercial Finance Corporation through its Commercial Funding Division (the "Bank"), as such agreement may be amended, restated, supplemented or otherwise modified from time to time pursuant to and in accordance with paragraph 2N hereof; provided that if the Company enters into a loan agreement with a financial institution other than the Bank with terms that would be permitted as an amendment to Senior Indebtedness pursuant to paragraph 2N, such loan agreement shall thereafter be deemed to be the Senior Credit Agreement.

          (c) The definition of "Senior Indebtedness" in the Agreement is hereby amended by replacing the reference to "20,000,000" therein with "27,500,000."

          (d) The following provision is hereby added at the end of subparagraph 6P(ii) of the Agreement as clause (c):

               (c) In the event of any Bankruptcy Event, the Registered Holders hereby expressly consent to the granting by Company to the holders of Senior Indebtedness of senior liens and priorities in connection with any post-petition financing of the Company by such holders of Senior Indebtedness.

          (e) The introductory clause of subparagraph 2D(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

          "So long as any Convertible Notes remain outstanding (provided that during the Term as described in paragraph 2D(c) below, the following covenants set forth in this subparagraph 2D(b) shall not be effective), the Company agrees:"

          (f) The following provision is hereby added following subparagraph 2D(b) of the Agreement as subparagraph 2D(c):

          "During the period commencing with the effective date of the financing arrangements pursuant to the Senior Credit Agreement as in effect on the Amendment Effective Date (the "New Credit Facility"), and continuing throughout the three-year term of the New Credit Facility (hereinafter the "Term"), but only for so long as any Convertible

          Notes remain outstanding, the Company will not incur cumulative 'net cash losses' in excess of Five Million Dollars ($5,000,000). 'Net cash losses' shall mean pre-tax income or loss, in each case as determined in accordance with generally accepted accounting principles, (a) in the case of pre-tax income, increased by any non-cash charges and cash proceeds from new issuances of capital stock or subordinated debt and decreased by any amounts paid as debt service, or (b) in the case of pre-tax loss, increased by any amounts paid as debt service and decreased (offset) by any non-cash charges and cash proceeds from new issuances of capital stock or subordinated debt. Non-cash charges include, but are not limited to, depreciation, amortization, and accrued but unpaid interest or dividends. The covenant set forth in this paragraph 2D(c) shall apply in lieu of the covenants set forth in
          Section 2D(b) above throughout the Term."

          (g) The following definition shall be added to paragraph 5A of the Agreement immediately following the definition of affiliated therein:

              "AMENDMENT EFFECTIVE DATE" means December 30, 1999."


          (h) The first sentence of Section 2 of the Convertible Notes is hereby amended and restated in its entirety to read as follows:

          "Interest will accrue at the rate of seven percent (7%) per annum (computed on the basis of a 360-day year, as appropriate, and the actual number of days elapsed in any year) on the unpaid principal amount of this Convertible Note outstanding from time to time; provided that such rate shall be deemed automatically to be (i) eight percent (8%) during any period in which the aggregate amount outstanding under the Senior Credit Agreement exceeds $15,000,000, up to and including $20,000,000 and (ii) nine percent (9%) during any period in which the aggregate amount outstanding under the Senior Credit Agreement exceeds $20,000,000; and provided further, that in no event shall such rate be higher than the highest rate then permitted under applicable law (it being further agreed that any increase in the interest rate pursuant to this Section 2 will terminate as of the close of business on the next Business Day on which the aggregate amount outstanding under the Senior Credit Agreement declines below the applicable threshold (subject to subsequent increases pursuant to this Section 2) and the interest rate will revert to (a) seven percent (7%) if such aggregate amount outstanding is below $15,000,001 and (b) eight percent (8%) if such aggregate amount outstanding is above $15,000,000 and below $20,000,001."

          3. RATIFICATION OF AGREEMENT.

          (a) To induce the Purchaser to enter into this Amendment, the Company represents and warrants that after giving effect to this Amendment, no violation of the terms of the Agreement exist.

          (b) Except as expressly set forth in this Amendment, the terms, provisions and conditions of the Agreement and the Investment Documents are unchanged, and said agreements, as amended, shall remain in full force and effect and are hereby confirmed and ratified.

          4. CONDITIONS. This Amendment shall become effective as of the Amendment Effective Date upon (i) the execution of the counterparts hereof by the Company and the Purchaser, and (ii) the receipt by the Purchaser of evidence of the effectiveness of the New Senior Credit Agreement.

          5. BINDING ON SUCCESSORS AND ASSIGNS. All the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives. Whenever in this Amendment any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party.

          6. FURTHER ASSURANCES. Each of the Company and the Purchaser, as the case may be, shall duly execute and deliver, or cause to be executed and delivered, such further instruments and perform or cause to be performed such further acts as may be necessary or proper in the reasonable opinion of the Purchaser to carry out the provisions and purposes of this Amendment.

          7. EFFECT OF AMENDMENT. To the extent any terms and conditions in the Agreement shall contradict or be in conflict with any provisions of this Amendment, the provisions of this Amendment shall govern.

          8. EXPENSES. All expenses of the Purchaser incurred in connection with this Amendment, including reasonable expenses of Purchaser's counsel, will be paid by the Company.

          9. COUNTERPARTS. This Amendment may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

                                    * * * * *

          IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

                        DRESDNER KLEINWORT BENSON PRIVATE EQUITY PARTNERS LP

                        By:   Dresdner Kleinwort Benson Private Equity LLC
                        Its:  General Partner

                              By:   /s/ Alexander P. Coleman
                                    ----------------------------------------
                              Its:  Authorized Person


                        GARDENBURGER, INC.


                        By:      /s/ Richard C. Dietz
                                 -------------------------------------------
                        Its:     Executive Vice President and CFO